Exhibit 99.1

Selectica Names Jason Stern President and

Chief Operating Officer

Alan Howe also named Co-chairman of the Board

SAN JOSE, Calif., January 14, 2010 — Selectica (NASDAQ: SLTC), a leading provider of enterprise contract lifecycle management and sales configuration solutions, announced today that Jason Stern has been promoted to President and Chief Operating Officer. In his new role, Stern will report to the Board of Directors, assume responsibility for the day-to-day operations of the company, and play an active role in setting strategic direction. As planned, Brenda Zawatski has transitioned her management responsibilities, and continues in her role as a member of the company’s Board of Directors.

Stern joined Selectica in 2006 as Vice President of Product Management, Contract Management Solutions. He has also served as Vice President of Business Development, and most recently as the Senior Vice President of Operations. Under Stern’s leadership, revenue from the Selectica Contract Lifecycle Management (CLM) solution has grown significantly, the technology has been recognized as a leading solution by top industry analysts, and Selectica has been chosen as a strategic go-to-market CLM vendor by several new partners, including EMC Corporation.

Prior to Selectica, Stern was Vice President of Product Management at I-many. He has also held positions at Oracle. His experience includes roles in product management, marketing, operations, and business development.

“After an external search was conducted, the Board concluded that Jason Stern was the best candidate for this role,” said Brenda Zawatski. “Jason has deep domain expertise in contract lifecycle management, he has developed strong relationships with customers and prospects, and he has been instrumental in improving the company’s financial performance in Q3 as we achieved sequential revenue growth and reduced cash burn.”

According to Stern, “I would like to thank Brenda for her leadership in continuing to improve the health of our business by bringing innovative new product capabilities to market while growing revenue, decreasing expenses, and reducing cash burn. I am very excited to be leading a company with such great assets—exceptional people, great technology, a loyal customer base, and a solid balance sheet with approximately $17 million in cash. On January 28, 2010, we’ll provide the complete results of our operations for the third quarter of fiscal 2010 and guidance for the fourth quarter of fiscal 2010.”

Selectica also announced today that effective immediately, independent board member Alan Howe will join James Arnold as Co-chairman of the Board. Mr. Howe will focus on mentoring, developing, and evaluating the senior management team. He is a member of the Board of Directors of Ditech Networks (NASDAQ: DITC) and Altigen Communications (NASDAQ: ATGN), and serves as Chairman of Proxim Wireless (OTCQX: PRXM). In addition, Mr. Howe serves on the boards of several private companies as well. Mr. Howe also serves as a Managing Director for B. Riley & Co., LLC, in their Corporate Governance Advisory Services group as well as a Managing Partner of his own strategic consulting firm Broadband Initiatives, LLC.

“Alan is a tremendous resource for Selectica,” said Arnold. “I look forward to working with Alan and leveraging his experience as a strategic advisor to management in building companies and working with shareholders.”

About Selectica, Inc.

Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica’s enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, and Rockwell Automation. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission.

Media Contact:

Allen Pogorzelski,

(408) 545-2531, pr@selectica.com

Investor Contact:

Scott Wilson

(415) 785-7945, ir@selectica.com